UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________________________
FORM 8-K
______________________________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 20, 2022
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FEDERAL HOME LOAN BANK OF INDIANAPOLIS
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
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Federally Chartered Corporation of the	000-51404	35-6001443
United States
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
8250 Woodfield Crossing Blvd.
Indianapolis IN 46240
(Address of Principal Executive Offices, including Zip Code)
(317) 465-0200
(Registrant's Telephone Number, Including Area Code)
Not Applicable
(Former name or former address, if changed since last report.)
 ___________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 and Item 5.07.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Submission of Matters to a Vote of Security Holders

On October 20, 2022, the Federal Home Loan Bank of Indianapolis ("Bank") certified the results of the election of an Indiana member director and a Michigan member director to the Bank’s Board of Directors ("Board"), each with terms beginning January 1, 2023, and ending on December 31, 2026. Each of the elected directors' Board Committee assignments will be determined at a meeting of the Board of Directors and shall be disclosed on an amendment to this filing on Form 8-K/A.

Pursuant to the terms of the Federal Home Loan Bank Act and Federal Housing Finance Agency ("Agency") regulations, the members of the Bank elect member directors from their state to the Board from a slate of nominees who must be a director or officer of a member located in that particular state. The nominations are made by the member institutions, not by management of the Bank. Director elections are held by direct ballot and not by proxy or at a shareholder meeting. All of the elected nominees must certify that they are eligible to serve as a director in accordance with the regulations of the Agency by completing an Agency-prescribed eligibility certification form.

Indiana Member Director Election

One Indiana member director seat was open.

Ryan Warner was elected to the open seat, with 925,360 shares voted in his favor. Mr. Warner is the Chairman of the Board of The Bippus State Bank in Huntington, Indiana. Mr. Warner previously served on the Board from January 1, 2017 through December 31, 2020.

The member director candidate not elected in Indiana was: Jamie Shinabarger, with 742,570 shares voted in his favor.

The term of one Indiana member director, Dan Moore, expires on December 31, 2022. The Board and Bank management express their sincere appreciation to Mr. Moore for his service as a director of the Bank since 2011, and his service as chair since 2019.

Michigan Member Director Election

One Michigan member director seat was open.

Robert Fisher was re-elected to the open seat, with 663,461 shares voted in his favor. Mr. Fisher is the President of Lake-Osceola State Bank in Baldwin, Michigan. Mr. Fisher currently serves as a director of the Bank, and has since 2019.

The member director candidates not elected in Michigan were: Kenneth Kelly, with 117,638 shares voted in his favor; and Tom Kuslikis, with 569,606 shares voted in his favor.

Independent Director District-Wide Election

There was no district-wide independent director seat open.

The term of one independent director, Larry Swank, expires on December 31, 2022. The Board and Bank management express their sincere appreciation to Mr. Swank for his service as a director of the Bank since 2009.

Directors’ Compensation and Expense Reimbursement Policy

The newly elected directors will be paid director fees in accordance with the Bank's 2023 Directors’ Compensation and Expense Reimbursement Policy, which is scheduled for approval at the November 2022 Board meeting. In accordance with Agency regulations, the final 2023 Directors’ Compensation and Expense Reimbursement Policy, together with all supporting materials upon which the Board relied in determining the level of compensation and expenses to pay to its directors, will be provided to the Agency Director for review.

Item 9.01. Financial Statements and Exhibits

A copy of the letter to shareholders announcing the results of the member director elections, which will be emailed on October 20, 2022, is attached as Exhibit 99.1 and incorporated by reference in this Report. A copy of the Bank's press release dated October 20, 2022, is attached as Exhibit 99.2 to this Report.

Exhibit Number	Description

99.1	Letter to Members - Election Results
99.2	News Release - 2022 Election Results
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 20, 2022

FEDERAL HOME LOAN BANK OF INDIANAPOLIS

By:	/s/CINDY L. KONICH
Cindy L. Konich
President - Chief Executive Officer